Exhibit 1.01

Amphenol Corporation

Conflict Minerals Report

For The Year Ended December 31, 2015

This report (this “Conflict Minerals Report”) for the year ended December 31, 2015 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and Form SD (collectively, the “Rule”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to certain minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants, like Amphenol Corporation (together with its subsidiaries, the “Company”, “Amphenol” “us” or “we”), whose manufactured products contain certain minerals or their derivatives which are necessary to the functionality or production of their products. These minerals include cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG” or “conflict minerals”) for the purposes of this assessment. These reporting obligations apply to registrants regardless of the geographic origin of the 3TG and whether or not they fund armed conflict in the Democratic Republic of the Congo (the “DRC”) or an adjoining country (together with the DRC, the “Covered Countries” or the “Conflict Region”).

This Conflict Minerals Report is not audited.

This Conflict Minerals Report has been prepared by management of the Company.  The information includes the activities of all majority-owned subsidiaries.

1. Company Overview

Amphenol is one of the world’s largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors, interconnect systems, antennas, sensors and sensor-based products and coaxial and high-speed specialty cable.  Amphenol designs, manufactures and assembles its products at facilities in the Americas, Europe, Asia, Australia and Africa and sells its products through its own global sales force, independent representatives and a global network of electronics distributors.  Amphenol has a diversified presence as a leader in high growth areas of the interconnect market including:  automotive, broadband communications, commercial aerospace, industrial, information technology and data communications, military, mobile devices and mobile networks.  Amphenol Corporation was incorporated in Delaware in 1986, but certain businesses now part of the Company have had operations since prior to 1900. Our principal executive offices are located at 358 Hall Avenue, Wallingford, Connecticut, 06492.

2.  Conflict Minerals Philosophy and Guidelines

Our initial conflict minerals policy was crafted in 2010.  The key principles guiding the Company’s conflict minerals philosophy and the guidelines pursuant to which the Company’s current conflict minerals program was established are expressed in two documents as modified and updated from time-to-time: (i) the Product Stewardship Policy — Conflict Minerals; and (ii) The Amphenol Corporation Code of Business Conduct and Ethics.  Text from the relevant portions of these documents is set forth below:

(a)         Product Stewardship Policy — Conflict Minerals

PURPOSE

To outline Amphenol Corporation’s practices regarding the sourcing of Conflict Minerals as well as the verification of such practices.

SCOPE

This policy applies to all employees of Amphenol Corporation (“Amphenol” or the “Company”) and its subsidiaries and affiliates. Amphenol will, as far as it is reasonably practicable, ensure that the Company’s activities, and those of its suppliers and sub-contractors, will comply with this policy.

POLICY

Amphenol is committed to implementing programs and practices that promote environmental sustainability and social responsibility, while continually improving product quality and reliability. To that end, Amphenol is committed to ensuring its products are “DRC conflict-free”, that is, they do not contain metals derived from “conflict minerals”  -  columbite-tantalite (tantalum), cassiterite (tin), gold, wolframite (tungsten) - which directly or indirectly finance or benefit armed groups through mining or mineral trading in the Democratic Republic of the Congo (DRC) or an adjoining country.

In carrying out this policy, Amphenol will implement programs and practices that, wherever practicable:

•                  preclude the sourcing of conflict minerals from facilities in the DRC or adjoining countries that have not been certified as conflict free

•                  ensure that its suppliers have procedures in place to demonstrate and verify continuing conformance to this principle

•                  audit its suppliers for the continued accuracy of those verifications

•                  maintain records of verifications for both internal and/or external audit

•                  assign internal roles and responsibilities and provide appropriate staff training to manage program

•                  communicate the Company’s efforts to stakeholders

All Amphenol managers, employees, partners and suppliers are expected to adhere to the spirit as well as the letter of this policy.

IMPLEMENTATION

The senior executive responsible for each local operating unit is ultimately responsible for stewardship of the products made there and shall:

•                  provide appropriate staffing and assign internal roles and responsibilities to manage the Product Stewardship — Conflict Minerals Program

•                  maintain an awareness of and familiarity with regional, national and multi-national (e.g., European Union) statutes, regulations, directives and criteria applicable to the operation

•                  develop and implement programs and procedures necessary to carry out this policy, addressing existing and new product lines

•                  provide training to all affected employees of the requirements of this policy and the implementation of its programs and procedures. In particular, those personnel who interface with Amphenol’s customers (e.g., sales and marketing, product designers, quality assurance staff) should be familiar with all material aspects of this program

•                  maintain an adequate, verifiable database, consistent with the products being manufactured at a local operating unit, to facilitate transfer of information to customers and other stakeholders

The Company reserves the right to unilaterally terminate, suspend or amend this policy at any time.

(b)         Section 12 of the Amphenol Corporation Code of Business Conduct and Ethics reads as follows:

CONFLICT MINERALS

The ores from which gold, tantalum, tin and tungsten are derived, that come from the Democratic Republic of the Congo and adjoining nearby countries (including Angola, Burundi, Central African Republic, The Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia), which support the on-going conflicts in that region, are referred to herein as Conflict Minerals. It is believed that the proceeds of mining Conflict Minerals may contribute to armed conflict and human rights abuses. In support of initiatives to cut financing for this armed conflict and human rights abuses and in compliance with the regulations applicable to publicly traded companies, Amphenol has implemented programs and practices that are intended to:

•                  Confirm with reasonable certainty that the gold, tantalum, tin and tungsten purchased from suppliers and used in its products are not derived from Conflict Minerals

•                  Maintain, as necessary and appropriate, records of supplier verifications for both internal and/or external audit

•                  Assign internal roles and responsibilities and provide appropriate staff training to manage these programs and practices

•                  Communicate the Company’s efforts, as necessary and appropriate, to stakeholders

3.  Commitment

We have developed a process and are implementing a strategy to support the objectives of the Rule and our policy.  Our commitment includes:

•Developing policies and processes toward precluding the use of 3TG necessary to the functionality or production of our product(s) that finance or benefit armed groups in the Conflict Region.

•Not knowingly procuring specified minerals that originate from facilities in the Conflict Region that have not been independently identified as conflict free.

•Encouraging suppliers whose products contain 3TG to establish policies, due diligence frameworks, and management systems consistent with the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk-Areas that are designed to accomplish these goals, and requiring their suppliers to do the same.

Amphenol believes in establishing and maintaining long-term relationships with suppliers whenever possible. However, if we determine that any supplier is, or a reasonable risk exists that such supplier may be, violating this policy, we will require the supplier to commit to, devise and undertake suitable corrective action to move to a conflict-free source. If suitable action is not taken, we will look to alternative sources for the product. Amphenol’s efforts are not to ban procurement of 3TG from the DRC and adjoining countries, but to assure 3TG procurement from responsible sources in the region. If we determine that any of the components of our products contain 3TG from a mine or facility in the Conflict Region that is not “conflict free”, we will work towards transitioning to components and materials that are “conflict free”.

4.  Supply Chain Overview

Amphenol has a complex, broad and dynamic supply chain.  In many cases, the presence of 3TG in our supply chain is obvious, particularly in the case of raw materials.  Nevertheless, we performed a comprehensive analysis of our product components and raw materials, and the role our suppliers serve in both our manufacturing and product delivery processes.  Through this analysis we determined that many contain 3TG, triggering obligations under the Rule.  We also determined that 3TG is a small portion of overall materials content.  We don’t source directly from mines, smelters or refiners.  Rather, in almost all cases we are many levels removed from the mines, smelters or refiners.

5. Reasonable Country of Origin Inquiry and Due Diligence

Subsequent to its supply chain overview, the Company sought to determine whether its necessary 3TG originated in the Covered Countries.  Amphenol’s primary methodology to achieve this objective is to rely upon our direct and sub-tier suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us.

We reached out to our suppliers that provide components or materials that are likely to contain 3TG.  Initially we conducted supplier training designed to educate certain key suppliers regarding the relevant, emerging SEC requirements and Amphenol’s expectations.  We launched our conflict minerals communication survey to key suppliers in 2012, and sought to reach all suppliers of components or materials containing 3TG in 2015.

We aim to further develop transparency into our supply chain through our supply chain reasonable country of origin inquiry and due diligence processes, driving accountability within the supply chain by leveraging our compliance program, and continuing our supplier outreach efforts.

5.1. Process

(a)         Design of Our Conflict Minerals Program and Description of the Investigative Process

Our conflict minerals compliance program together with our related investigative processes and efforts have been developed in conjunction with reference to the 2nd edition of the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”) and the related supplements for gold and for tin, tantalum and tungsten.

Our conflict minerals compliance process included: the development of a Conflict Minerals Policy, establishment of governance structures with cross functional team members and senior executives, communication to, and engagement of, suppliers, due diligence compliance process and measurement, record keeping and escalation procedures.  The measures discussed below are not all of the measures we took in furtherance of our conflict minerals compliance program or pursuant to the Rule and the OECD Guidance.  In addition, some of the measures discussed below are not expressly provided for in the OECD Guidance.

(b)         Internal Team

Amphenol has established a management system for complying with the Rule and implementing our compliance program. This management system operates within the Company’s Product Stewardship Group led by our Director EHS & Support Services, and includes a team of subject matter experts from relevant functions such as, legal, purchasing, quality assurance, corporate sustainability programs, manufacturing and environmental health and safety. The Director EHS & Support Services acts as the conflict minerals program manager. Senior management is briefed about the process and results on a regular basis.

(c)          Management Systems and Policies

As described above, Amphenol has included a provision in the Amphenol Corporation Code of Business Conduct and Ethics regarding Conflict Minerals.  This provision is cited above and is also posted on our website at: www.amphenol.com, and can be found by clicking on “Investors”, “Governance” and then “Code of Business Conduct” at http://www.amphenol.com/investors/governance/code_of_conduct.  The Product Stewardship Policy —

Conflict Minerals also governs our conflict minerals approach.  The information contained on our website is not incorporated by reference into this Conflict Minerals Report or our Form SD and should not be considered part of this Conflict Minerals Report or the Form SD.

(d)         Reasonable Country of Origin Inquiry

Amphenol has a decentralized management structure designed to encourage local accountability and responsibility for management responsibilities.  Pursuant to this structure, each local operating unit reports into a group management structure particular to a certain product line or market focus.  In 2015, there were eight such operating groups, each led by a Group General Manager who reports to our Chief Executive Officer.

Each individual operating unit in the Company evaluated its product lines to determine whether it manufactured or contracted to manufacture products for which 3TG are necessary to functionality or production.  Then, with respect to the related procurement of materials or components containing 3TG, each individual operating unit conducted its own reasonable country of origin inquiry (“RCOI”).  Thus, each operating unit identified its suppliers, narrowed the group of relevant suppliers to those providing materials or supplies that could potentially contain 3TG, and then interfaced with those suppliers to conduct a RCOI.  To assist with completion of this task, management and key product stewardship personnel of each of these groups were given RCOI materials prepared with reference to the OECD Guidance and we held internal training sessions delivered by the internal team regarding our RCOI process.

The operating units conducted outreach, training, and an extensive surveying project of our supply chain through the use of questionnaires prepared by our internal team with reference to the OECD Guidance.  Each operating unit reported the results of its surveying project to group management.  Group management then provided certificates to Amphenol headquarters with the results of their inquiries.

The supplier responses to our RCOI have been electronically archived.  The operating units collectively identified 24,842 vendor identification codes, some of which are likely duplicative given the Company’s decentralized management structure. Of these, they determined 5,244 to potentially be within the scope of our RCOI. Of these 5,244 suppliers potentially within the scope of the RCOI, the Company sent 5,244 requests for information and received 4,698 responses to our requests for information. Each local operating unit relied on these supplier’s responses to provide us with information about the source of 3TG contained in the components supplied to us. Many of our direct suppliers are similarly reliant upon information provided by their suppliers.

(e)          Escalation Procedure

We have a policy to follow-up to identify and escalate any identified issues associated with non-responsiveness or problematic responses to our RCOI.

(f)           Maintain Records

Amphenol has established our compliance process and set forth documentation and record maintenance mechanisms to ensure the retaining of relevant documentation in an electronic database.

(g)          Due Diligence

Amphenol’s due diligence efforts are not conducted at the operating unit level, but rather are conducted by headquarters representatives.

6.  Results of RCOI and Due Diligence

Feedback from the processes described herein has allowed us to render the conclusions in this Conflict Minerals Report.

Through its good faith RCOI, and subsequent due diligence efforts, Amphenol has no reason to believe any of the 3TG necessary to the functionality or production of its products is financing or benefiting armed conflict in the DRC or its adjoining countries, but is not able to conclude with certainty that all of the products we sell that contain 3TG are conflict-free.  We have reached this conclusion because we have been unable to determine the origin of at least a portion of the 3TG used in some of our products.  Based on data gathered by our RCOI, certain information about smelters/refiners and countries of origin in our supply chain is listed in Annexes I and II.

In the course of our RCOI and related due diligence, Amphenol has determined that certain elements of our supply chain originate in the Conflict Region.  These findings were escalated in compliance with our due diligence escalation procedure.  Through this process we learned that a portion of our feedstock and component materials contained tantalum or tin which originated from the Conflict Region.  Through diligence and further inquiry, we concluded that the KEMET, Malaysia Smelting Corporation and Thaisarco have been audited and confirmed as conflict-free by the Conflict-Free Sourcing Initiative.  Phoenix Metal Ltd. is a tin smelter engaged in the Conflict-Free Sourcing Program, but has not yet been audited.

7. Due Diligence Risk Mitigation and Maturation

As we move towards enhancing our due diligence program, we intend to continue to mitigate possible risk that the necessary 3TG in our products could benefit armed groups in the Conflict Region.  In furtherance of this goal, the Company has continued to increase the number of personnel with responsibility for supply chain due diligence efforts.  We strive to enhance supplier communication, engage with certain suppliers to build supplier capability for conflict minerals supply chain traceability, and communicate training and escalation processes to improve due diligence data accuracy and completion.  To the extent we were to discover that any of our suppliers are sourcing from smelters or refiners that support conflict, Amphenol will work toward using alternate sources within a reasonable time frame.

8. Identify and Assess Risk in the Supply Chain

Because of our size, the breadth and complexity of the raw materials and components used in our products, and the constant evolution of our supply chain, identifying actors upstream from our direct suppliers is a challenge. The Company will continue to seek to identify cost effective methodologies and to monitor practices used by other companies and industry associations to enhance visibility to subsequent tiers of the supply chain.

9. Audit of Supply Chain Due Diligence

Amphenol does not have a direct relationship with 3TG smelters and refiners, nor do we perform direct audits of these entities that provide our supply chain the 3TG. However, we do utilize information made available by and rely upon industry efforts to influence smelters and refineries to become audited and compliant through the Conflict-Free Sourcing Initiative’s Conflict-Free Smelter Program, of which Amphenol is a member company.

ANNEX I

Smelters or Refiners (SOR) in Amphenol Corporation’s Supply Chain as of December 31, 2015 based on our RCOI

The SORs represent validated facilities in which conflict minerals may be processed into 3TG necessary to the functionality or production of Amphenol products.

	Metal	Smelter or Refiner Name	Smelter or Refiner Country Location
1	Gold	Advanced Chemical Company	United States
2	Gold	Aida Chemical Industries Co., Ltd.	Japan
3	Gold	Aktyubinsk Copper Company TOO	Kazakhstan
4	Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
5	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
6	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
7	Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil
8	Gold	Argor-Heraeus SA	Switzerland
9	Gold	Asahi Pretec Corporation	Japan
10	Gold	Asahi Refining Canada Limited	Canada
11	Gold	Asahi Refining USA Inc.	United States
12	Gold	Asaka Riken Co., Ltd.	Japan
13	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
14	Gold	Aurubis AG	Germany
15	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Phillipines
16	Gold	Bauer Walser AG	Germany
17	Gold	Boliden AB	Sweden
18	Gold	C. Hafner GmbH + Co. KG	Germany
19	Gold	Caridad	Mexico
20	Gold	CCR Refinery - Glencore Canada Corporation	Canada
21	Gold	Cendres + Métaux SA	Switzerland
22	Gold	Chimet S.p.A.	Italy
23	Gold	Chugai Mining	Japan
24	Gold	Daejin Indus Co., Ltd.	Korea, Republic Of
25	Gold	Daye Non-Ferrous Metals Mining Ltd.	China
26	Gold	Do Sung Corporation	Korea, Republic Of
27	Gold	DODUCO GmbH	Germany
28	Gold	Dowa	Japan
29	Gold	Eco-System Recycling Co., Ltd.	Japan
30	Gold	Elemetal Refining, LLC	United States
31	Gold	Emirates Gold DMCC	United Arab Emirates
32	Gold	Faggi Enrico S.p.A.	Italy

33	Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
34	Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	Estonia
35	Gold	Geib Refining Corporation	United States
36	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
37	Gold	Guangdong Jinding Gold Limited	China
38	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
39	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
40	Gold	Heimerle + Meule GmbH	Germany
41	Gold	Heraeus Ltd. Hong Kong	China
42	Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
43	Gold	Hunan Chenzhou Mining Co., Ltd.	China
44	Gold	Hwasung CJ Co., Ltd.	Korea, Republic Of
45	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China
46	Gold	Ishifuku Metal Industry Co., Ltd.	Japan
47	Gold	Istanbul Gold Refinery	Turkey
48	Gold	Japan Mint	Japan
49	Gold	Jiangxi Copper Company Limited	China
50	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
51	Gold	JSC Uralelectromed	Russian Federation
52	Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
53	Gold	Kaloti Precious Metals	United Arab Emirates
54	Gold	Kazakhmys Smelting LLC	Kazakhstan
55	Gold	Kazzinc	Kazakhstan
56	Gold	Kennecott Utah Copper LLC	United States
57	Gold	KGHM Polska Miedź Spółka Akcyjna	Poland
58	Gold	Kojima Chemicals Co., Ltd.	Japan
59	Gold	Korea Metal Co., Ltd.	Korea, Republic Of
60	Gold	Korea Zinc Co. Ltd.	Korea, Republic Of
61	Gold	Kyrgyzaltyn JSC	Kyrgyzstan
62	Gold	L’ azurde Company For Jewelry	Saudi Arabia
63	Gold	Lingbao Gold Company Limited	China
64	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
65	Gold	LS-NIKKO Copper Inc.	Korea, Republic Of
66	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
67	Gold	Materion	United States
68	Gold	Matsuda Sangyo Co., Ltd.	Japan
69	Gold	Metahub Industries Sdn. Bhd.	Malaysia
70	Gold	Metalor Technologies (Hong Kong) Ltd.	China
71	Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
72	Gold	Metalor Technologies (Suzhou) Ltd.	China
73	Gold	Metalor Technologies SA	Switzerland
74	Gold	Metalor USA Refining Corporation	United States
75	Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	Mexico

76	Gold	Mitsubishi Materials Corporation	Japan
77	Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
78	Gold	MMTC-PAMP India Pvt., Ltd.	India
79	Gold	Morris and Watson	New Zealand
80	Gold	Moscow Special Alloys Processing Plant	Russian Federation
81	Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey
82	Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
83	Gold	Nihon Material Co., Ltd.	Japan
84	Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria
85	Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
86	Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation
87	Gold	OJSC Kolyma Refinery	Russian Federation
88	Gold	OJSC Novosibirsk Refinery	Russian Federation
89	Gold	PAMP SA	Switzerland
90	Gold	Penglai Penggang Gold Industry Co., Ltd.	China
91	Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
92	Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
93	Gold	PX Précinox SA	Switzerland
94	Gold	Rand Refinery (Pty) Ltd.	South Africa
95	Gold	Republic Metals Corporation	United States
96	Gold	Royal Canadian Mint	Canada
97	Gold	SAAMP	France
98	Gold	Sabin Metal Corp.	United States
99	Gold	Samduck Precious Metals	Korea, Republic Of
100	Gold	SAMWON Metals Corp.	Korea, Republic Of
101	Gold	SAXONIA Edelmetalle GmbH	Germany
102	Gold	Schone Edelmetaal B.V.	Netherlands
103	Gold	SEMPSA Joyería Platería SA	Spain
104	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
105	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
106	Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
107	Gold	Singway Technology Co., Ltd.	Taiwan
108	Gold	So Accurate Group, Inc.	United States
109	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
110	Gold	Solar Applied Materials Technology Corp.	Taiwan
111	Gold	Sudan Gold Refinery	Sudan
112	Gold	Sumitomo Metal Mining Co., Ltd.	Japan
113	Gold	T.C.A S.p.A	Italy
114	Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
115	Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
116	Gold	Tokuriki Honten Co., Ltd.	Japan
117	Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
118	Gold	Tony Goetz NV	Belgium

119	Gold	Torecom	Korea, Republic Of
120	Gold	Umicore Brasil Ltda.	Brazil
121	Gold	Umicore Precious Metals Thailand	Thailand
122	Gold	Umicore SA Business Unit Precious Metals Refining	Belgium
123	Gold	United Precious Metal Refining, Inc.	United States
124	Gold	Valcambi SA	Switzerland
125	Gold	Western Australian Mint trading as The Perth Mint	Australia
126	Gold	WIELAND Edelmetalle GmbH	Germany
127	Gold	Yamamoto Precious Metal Co., Ltd.	Japan
128	Gold	Yokohama Metal Co., Ltd.	Japan
129	Gold	Yunnan Copper Industry Co., Ltd.	China
130	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
131	Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China
132	Tantalum	Avon Specialty Metals Ltd	United Kingdom
133	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
134	Tantalum	Conghua Tantalum and Niobium Smeltry	China
135	Tantalum	D Block Metals, LLC	United States
136	Tantalum	Duoluoshan	China
137	Tantalum	E.S.R. Electronics	United States
138	Tantalum	Exotech Inc.	United States
139	Tantalum	F&X Electro-Materials Ltd.	China
140	Tantalum	FIR Metals & Resource Ltd.	China
141	Tantalum	Global Advanced Metals Aizu	Japan
142	Tantalum	Global Advanced Metals Boyertown	United States
143	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
144	Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China
145	Tantalum	H.C. Starck Co., Ltd.	Thailand
146	Tantalum	H.C. Starck GmbH Goslar	Germany
147	Tantalum	H.C. Starck GmbH Laufenburg	Germany
148	Tantalum	H.C. Starck Hermsdorf GmbH	Germany
149	Tantalum	H.C. Starck Inc.	United States
150	Tantalum	H.C. Starck Ltd.	Japan
151	Tantalum	H.C. Starck Smelting GmbH & Co.KG	Germany
152	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
153	Tantalum	Hi-Temp Specialty Metals, Inc.	United States
154	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
155	Tantalum	Jiangxi Tuohong New Raw Material	China
156	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
157	Tantalum	Jiujiang Tanbre Co., Ltd.	China
158	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
159	Tantalum	KEMET Blue Metals	Mexico
160	Tantalum	KEMET Blue Powder	United States
161	Tantalum	King-Tan Tantalum Industry Ltd.	China

162	Tantalum	LSM Brasil S.A.	Brazil
163	Tantalum	Metallurgical Products India Pvt., Ltd.	India
164	Tantalum	Mineração Taboca S.A.	Brazil
165	Tantalum	Mitsui Mining & Smelting	Japan
166	Tantalum	Molycorp Silmet A.S.	Estonia
167	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
168	Tantalum	Plansee SE Liezen	Austria
169	Tantalum	Plansee SE Reutte	Austria
170	Tantalum	QuantumClean	United States
171	Tantalum	Resind Indústria e Comércio Ltda.	Brazil
172	Tantalum	RFH Tantalum Smeltry Co., Ltd.	China
173	Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
174	Tantalum	Taki Chemicals	Japan
175	Tantalum	Telex Metals	United States
176	Tantalum	Tranzact, Inc.	United States
177	Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
178	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
179	Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China
180	Tantalum	Zhuzhou Cemented Carbide	China
181	Tin	Alpha	United States
182	Tin	An Thai Minerals Company Limited	Vietnam
183	Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
184	Tin	Chenzhou Yun Xiang mining limited liability company	China
185	Tin	China Tin Group Co., Ltd.	China
186	Tin	CNMC (Guangxi) PGMA Co., Ltd.	China
187	Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil
188	Tin	CV Ayi Jaya	Indonesia
189	Tin	CV Dua Sekawan	Indonesia
190	Tin	CV Gita Pesona	Indonesia
191	Tin	CV Serumpun Sebalai	Indonesia
192	Tin	CV Tiga Sekawan	Indonesia
193	Tin	CV United Smelting	Indonesia
194	Tin	CV Venus Inti Perkasa	Indonesia
195	Tin	Dowa	Japan
196	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
197	Tin	Elmet S.L.U. (Metallo Group)	Spain
198	Tin	EM Vinto	Bolivia
199	Tin	Estanho de Rondônia S.A.	Brazil
200	Tin	Feinhütte Halsbrücke GmbH	Germany
201	Tin	Fenix Metals	Poland
202	Tin	Gejiu Fengming Metalurgy Chemical Plant	China
203	Tin	Gejiu Kai Meng Industry and Trade LLC	China
204	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China

205	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
206	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
207	Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China
208	Tin	HuiChang Hill Tin Industry Co., Ltd.	China
209	Tin	Huichang Jinshunda Tin Co., Ltd.	China
210	Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
211	Tin	Linwu Xianggui Ore Smelting Co., Ltd.	China
212	Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil
213	Tin	Malaysia Smelting Corporation (MSC)	Malaysia
214	Tin	Melt Metais e Ligas S/A	Brazil
215	Tin	Metahub Industries Sdn. Bhd.	Malaysia
216	Tin	Metallic Resources, Inc.	United States
217	Tin	Metallo-Chimique N.V.	Belgium
218	Tin	Mineração Taboca S.A.	Brazil
219	Tin	Minsur	Peru
220	Tin	Mitsubishi Materials Corporation	Japan
221	Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China
222	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
223	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
224	Tin	O.M. Manufacturing Philippines, Inc.	Phillipines
225	Tin	Operaciones Metalurgical S.A.	Bolivia
226	Tin	Phoenix Metal Ltd.	Rwanda
227	Tin	PT Alam Lestari Kencana	Indonesia
228	Tin	PT Aries Kencana Sejahtera	Indonesia
229	Tin	PT Artha Cipta Langgeng	Indonesia
230	Tin	PT ATD Makmur Mandiri Jaya	Indonesia
231	Tin	PT Babel Inti Perkasa	Indonesia
232	Tin	PT Bangka Kudai Tin	Indonesia
233	Tin	PT Bangka Prima Tin	Indonesia
234	Tin	PT Bangka Timah Utama Sejahtera	Indonesia
235	Tin	PT Bangka Tin Industry	Indonesia
236	Tin	PT Belitung Industri Sejahtera	Indonesia
237	Tin	PT BilliTin Makmur Lestari	Indonesia
238	Tin	PT Bukit Timah	Indonesia
239	Tin	PT Cipta Persada Mulia	Indonesia
240	Tin	PT DS Jaya Abadi	Indonesia
241	Tin	PT Eunindo Usaha Mandiri	Indonesia
242	Tin	PT Fang Di MulTindo	Indonesia
243	Tin	PT Inti Stania Prima	Indonesia
244	Tin	PT Justindo	Indonesia
245	Tin	PT Karimun Mining	Indonesia
246	Tin	PT Kijang Jaya Mandiri	Indonesia
247	Tin	PT Mitra Stania Prima	Indonesia

248	Tin	PT Panca Mega Persada	Indonesia
249	Tin	PT Pelat Timah Nusantara Tbk	Indonesia
250	Tin	PT Prima Timah Utama	Indonesia
251	Tin	PT Refined Bangka Tin	Indonesia
252	Tin	PT Sariwiguna Binasentosa	Indonesia
253	Tin	PT Seirama Tin Investment	Indonesia
254	Tin	PT Stanindo Inti Perkasa	Indonesia
255	Tin	PT Sukses Inti Makmur	Indonesia
256	Tin	PT Sumber Jaya Indah	Indonesia
257	Tin	PT Timah (Persero) Tbk Kundur	Indonesia
258	Tin	PT Timah (Persero) Tbk Mentok	Indonesia
259	Tin	PT Tinindo Inter Nusa	Indonesia
260	Tin	PT Tirus Putra Mandiri	Indonesia
261	Tin	PT Tommy Utama	Indonesia
262	Tin	PT Wahana Perkit Jaya	Indonesia
263	Tin	Resind Indústria e Comércio Ltda.	Brazil
264	Tin	Rui Da Hung	Taiwan
265	Tin	Soft Metais Ltda.	Brazil
266	Tin	Thaisarco	Thailand
267	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
268	Tin	VQB Mineral and Trading Group JSC	Vietnam
269	Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
270	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
271	Tin	Yunnan Tin Group (Holding) Company Limited	China
272	Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan
273	Tungsten	ACL Metais Eireli	Brazil
274	Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
275	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
276	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
277	Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	China
278	Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
279	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
280	Tungsten	Ganxian Shirui New Material Co., Ltd.	China
281	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
282	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
283	Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
284	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
285	Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China
286	Tungsten	Global Tungsten & Powders Corp.	United States
287	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
288	Tungsten	H.C. Starck GmbH	Germany
289	Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany
290	Tungsten	Hunan Chenzhou Mining Co., Ltd.	China

291	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
292	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	China
293	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
294	Tungsten	Hydrometallurg, JSC	Russian Federation
295	Tungsten	Japan New Metals Co., Ltd.	Japan
296	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
297	Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China
298	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
299	Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China
300	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
301	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
302	Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
303	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
304	Tungsten	Kennametal Fallon	United States
305	Tungsten	Kennametal Huntsville	United States
306	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
307	Tungsten	Moliren Ltd	Russian Federation
308	Tungsten	Niagara Refining LLC	United States
309	Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam
310	Tungsten	Philippine Chuangin Industrial Co., Inc.	Phillipines
311	Tungsten	Pobedit, JSC	Russian Federation
312	Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Vietnam
313	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
314	Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam
315	Tungsten	Wolfram Bergbau und Hütten AG	Austria
316	Tungsten	Woltech Korea Co., Ltd.	Korea, Republic Of
317	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
318	Tungsten	Xiamen Tungsten Co., Ltd.	China
319	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
320	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China

ANNEX II

Countries of Origin for Conflict Minerals Related to SORs Listed in Annex I

Australia, Austria, Belgium, Bolivia, Brazil, Canada, China, Estonia, France, Germany, India, Indonesia, Italy  Japan, Kazakhstan, Kyrgyzstan, Malaysia, Mexico, Netherlands, New Zealand, Peru, Phillipines, Poland, Russia, Rwanda, Saudi Arabia, Singapore, South Africa,  South Korea, Spain, Sudan, Sweden, Switzerland, Taiwan, Thailand, United Arab Emirates, United Kingdom, United States of America, Vietnam, Zimbabwe.